UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 14, 2017, Manning & Napier, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. There were 15,053,279 shares of Class A common stock and 1,000 shares of Class B common stock entitled to be voted as of April 19, 2017, the record date for the Annual Meeting. At the Annual Meeting, 13,032,970 shares of Class A common stock, and 1,000 shares of Class B common stock (each share of Class B common stock being entitled to 15,203.81 votes) were present in person or by proxy, thus constituting a quorum at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders elected the seven nominees listed below to serve as directors until the 2018 Annual Meeting of Stockholders or until their successors shall have been elected and qualified. The final voting results for the election of directors, with 4,194,824 broker non-votes, were as follows:

Nominee	Votes For	Votes Withheld
William Manning	23,580,555	461,403
Richard Goldberg	23,733,904	308,054
Barbara Goodstein	23,711,042	330,916
Edward Pettinella	23,743,442	298,516
Kenneth A. Marvald	23,740,866	301,092
Geoffrey Rosenberger	23,744,042	297,916
Edward George	23,743,802	298,156

The final voting results for all other matters voted on at the Annual Meeting were as follows:

•	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the Company’s fiscal year ending December 31, 2017 was approved, with the Company receiving 28,021,720 votes for approval and 120,188 votes against approval, with 94,874 votes abstaining.

•	The non-binding advisory vote regarding the compensation of the Company’s named executive officers was approved, with the Company receiving 23,204,973 votes for approval and 749,243 votes against approval, with 87,742 votes abstaining and 4,194,824 broker non-votes.

No other business was transacted at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: June 15, 2017	By:	/s/ Richard B. Yates
	Name:	Richard B. Yates
	Title:	Corporate Secretary